    PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY MARCH 19, 2015

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Systematic Momentum FuturesAccess LLC

Recently, we sent you material regarding the Notice of Consent Solicitation that has a deadline of March 19, 2015. The Funds records indicate that we have not yet received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to take action on the proposals described in the Notice of Consent Solicitation.

If you have any questions or would like to vote, please call the number listed below:
1- 855-928-4484
Your vote is important no matter the size of your Fund holdings. Please vote promptly so your vote can be received prior to the March 19, 2015 deadline.

The Fund has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your consent form and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed consent form in the postage-paid envelope provided so it is received by March 19, 2015.
Call the phone number above   Monday – Friday, 9:30am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your consent form. Have your consent form with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING